EXHIBIT 10.2

CAS MEDICAL SYSTEMS, INC.
INDUCEMENT NONQUALIFIED STOCK OPTION AGREEMENT

This Inducement Nonqualified Stock Option Agreement (this “Agreement”) is made as of August 27, 2010 (the “Date of Grant”), by and between CAS Medical Systems, Inc., a Delaware corporation (the “Company”), and Thomas M. Patton (the “Optionee” or the “Grantee”) as a material inducement to Grantee becoming a senior executive of the Company.  The parties acknowledge that this Agreement is an “inducement” grant for purposes of the Rule 5635(c)(4) of the Nasdaq Stock Market (“Nasdaq”) and that the issuance of this Option (as defined below) is subject to applicable Nasdaq requirements.

1.           Grant of Stock Option.  Subject to and upon the terms, conditions, and restrictions set forth in this Agreement, the Company hereby grants to the Optionee as of the Date of Grant a stock option (the “Option”) to purchase Three Hundred Fifty Thousand (350,000) shares of Company common stock (the “Optioned Shares”).  The Option may be exercised from time to time in accordance with the terms of this Agreement.  The price at which the Optioned Shares may be purchased pursuant to the Option will be $2.10 per share (the “Option Price”).  Notwithstanding the foregoing, in no event shall the Option Price be less than the fair market value of the underlying stock (as defined for purposes of Internal Revenue Code Section 409A and disregarding any lapse restriction as defined in Treasury Regulation Section 1.83-3(i)) on the Date of Grant.  The Option is intended to be a nonqualified stock option and will not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Internal Revenue Code, or any successor provision thereto.

2.           Term of Option.  The term of the Option will commence on the Date of Grant and, unless earlier terminated in accordance with Section 6 hereof, will expire ten years from the Date of Grant.

3.           Right to Exercise.

(a)           Subject to Section 6 and Section 7 hereof, the Option will be exercisable from time to time prior to the tenth anniversary of the Date of Grant to the extent of 7,292 of the Optioned Shares on each monthly anniversary of the Date of Grant (7,276 for the last month); provided, that such vesting shall immediately cease if the Optionee’s employment by the Company and any subsidiary of the Company terminates for any reason (provided, however, that any termination of the Optionee’s employment simultaneous with a Change in Control shall be deemed for purposes hereof to have occurred immediately after such Change in Control).

(b)           To the extent the Option is exercisable, it may be exercised in whole or in part.  The Optionee will be entitled to the privileges of ownership with respect to Optioned Shares purchased and delivered to the Optionee upon the exercise of all or part of the Option.

4.           Option Nontransferable.  The Option granted hereby will be neither transferable nor assignable by the Optionee other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his legal incapacity, by his guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state or foreign law and court supervision.  In the event the Option is exercisable after the Optionee's death as permitted by this Agreement, this Option may be exercised by the Optionee's executor or administrator or by the distributee or legatee to whom this Option was transferred by will or the laws of descent and distribution.

5.           Notice of Exercise; Payment.

(a)           To the extent then exercisable, the Option may be exercised by written notice to the Secretary of the Company stating the number of Optioned Shares for which the Option is being exercised and the intended manner of payment.

(b)           Payment equal to the aggregate Option Price of the Optioned Shares for which the Option is being exercised will be tendered in full with the notice of exercise in cash in the form of currency or check or other cash equivalent acceptable to the Company.  The Optionee may also tender the Option Price by (i) the actual or constructive transfer to the Company of nonforfeitable, nonrestricted whole shares of the Company's common stock (“Common Shares”) that have been owned by the Optionee for more than six months prior to the date of exercise or (ii) any combination of the foregoing methods of payment, including a partial tender in cash and a partial tender in nonforfeitable, nonrestricted Common Shares.  Nonforfeitable, nonrestricted Common Shares that are transferred by the Optionee in payment of all or any part of the Option Price will be valued on the basis of the last sales price of the Common Shares on the principal national securities exchange on which the Common Shares are traded or quoted (the “Market Value Per Share”) on the date the notice of exercise is received by the Company (or if no sale of Common Shares was made on that date, on the next preceding date on which there was a sale).  Fractional Common Shares may not be issued by the Company and any such fractional Common Share will be eliminated by the Optionee paying the Company in cash an amount necessary to round the fraction up to a full Common Share.

(c)           If permitted by applicable law, the requirement of payment in cash will be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Company with a broker to sell on the exercise date a sufficient number of Optioned Shares that are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction are at least equal to the amount of the aggregate Option Price plus payment of any applicable withholding taxes, and pursuant to which the broker undertakes to deliver to the Company the amount of the aggregate Option Price plus payment of any applicable withholding taxes on a date satisfactory to the Company, but not later than the date on which the sale transaction will settle in the ordinary course of business.

(d)           As a further condition precedent to the exercise of the Option, the Optionee will comply with all regulations and requirements of any regulatory authority having control of, or supervision over, the issuance of Common Shares and in connection therewith will execute any documents that the Compensation Committee in its sole discretion deems necessary or advisable.  The date of the Optionee’s written notice will be the exercise date.

6.           Termination of Agreement.

(a)           Subject to Section 6(b), this Agreement and the Option granted hereby will terminate automatically and without further notice on the earliest of the following dates:

(i)           subject to Section 6(a)(ii), one year after the Optionee’s employment by the Company or any subsidiary of the Company terminates for any reason;

(ii)           one year from the date of the Optionee’s death if the Optionee dies within the one year period described in Section 6(a)(i) or if the termination of the Optionee's employment with the Company or any subsidiary of the Company terminates due to the Optionee's death; or

(iii)           ten years from the Date of Grant.

The Option will only be exercisable under this Section 6(a) to the extent that it would have been exercisable by the Optionee on the date of the termination of the Optionee's employment.

(b)           Notwithstanding anything to the contrary herein, if upon the Optionee's termination of employment the Optionee becomes a senior management consultant to the Company and/or its subsidiaries under a post-employment consulting arrangement, the Option will continue to vest under its original vesting schedule set forth in Section 3(a), and this Agreement and the Option will not terminate pursuant to Section 6(a) until (i) if the Optionee permanently ceases to render consulting services to the Company and/or its subsidiaries under such post-employment consulting arrangement for any reason other than cessation by reason of death, the 90th calendar day following the date of such cessation of services and (ii) if the Optionee ceases to render consulting services on account of his or her death, the date that is one year after the 90th calendar day following the date of the cessation of the Optionee’s services; provided, however, that in no event may this Option be exercised beyond, and the Option will terminate upon, the earlier of (A) the date that is the fifth anniversary of the date the Optionee terminates employment with the Company and its subsidiaries and (B) the tenth anniversary of the Date of Grant.

(c)           For the purposes of this Agreement, the continuous employment of the Optionee with the Company or a Subsidiary will not be deemed to have been interrupted, and the Optionee will not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of the transfer of his or her employment among the Company and its subsidiaries or a leave of absence approved by the Company.

7.           Acceleration of Option.  Notwithstanding Section 3 hereof, the Option granted hereby will become immediately exercisable in full in the event of a Change in Control.  For purposes of this Agreement, a "Change in Control" will occur if (i) any “person” (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportion as their ownership of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing an increase from less than Twenty Percent (20%) to Fifty Percent (50%) or more of the combined voting power of the Company’s then outstanding securities (“Voting Securities”); (ii) during any period of not more than two (2) years, individuals who constitute the Board of Directors of the Company (the “Board”) as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this sentence) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the stockholders of the Company approve a merger, consolidation or reorganization or a court of competent jurisdiction approves a scheme or arrangement of the Company, other than a merger, consolidation, reorganization or scheme which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least Fifty Percent (50%) of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger, consolidation, reorganization or scheme or arrangement, and such transaction is completed; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale of substantially all of the Company’s assets, and such transaction is completed.

8.           No Employment Contract.  Nothing contained in this Agreement will confer upon the Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with any right the Company or any of its subsidiaries would otherwise have to terminate the employment or other service of the Optionee.

9.           Taxes and Withholding.  To the extent that the Company or any of its subsidiaries is required to withhold federal, state, local or foreign taxes in connection with the exercise of the Option, and the amounts available to the Company or such subsidiary for such withholding are insufficient, it will be a condition to the exercise of the Option that the Optionee makes arrangements that are satisfactory to the Company or such subsidiary for the payment thereof.  The Optionee may elect to satisfy all or any part of any such withholding obligation by (a) surrendering to the Company a portion of the Optioned Shares that are issued or transferred to the Optionee upon the exercise of the Option, and the Optioned Shares so surrendered by the Optionee will be credited against any such withholding obligation at the Market Value per Share of such shares on the date of such surrender or (b) utilizing the broker assistance arrangement provided in Section 5.

10.           Adjustments.  In the event of any change in the common stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the common stock, the shares subject to this Option and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Compensation Committee of the Board of Directors of the Company may deem equitable to prevent substantial dilution or enlargement of the rights granted to under this Option.

11.           Availability of Common Shares.  The Company will at all times until the expiration of the Option reserve and keep available, either in its treasury or out of its authorized but unissued Common Shares, the full number of Optioned Shares deliverable upon the exercise of the Option.

12.           Restrictive Legends.  Each certificate for Optioned Shares, unless such shares are eligible for resale without registration pursuant to Rule 144(b)(1)(i) under the Exchange Act or such shares are registered for sale under an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.”

In addition, the legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any such shares upon which it is stamped, if, unless otherwise required by applicable state securities laws, such shares are registered for resale under an effective registration statement filed under the Securities Act.

13.           Severability.  In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

14.           Interpretation.  The Committee, as constituted from time to time, will, except as expressly provided otherwise herein, have the right to determine any questions or settle any ambiguities which arise in connection with this Agreement and the Option.

15.           Successors and Assigns.  Without limiting Section 4 hereof, the provisions of this Agreement will inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

16.           Governing Law.  The interpretation, performance and enforcement of this Agreement will be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.  Each party to this Agreement hereby consents and submits himself, herself or itself to the jurisdiction of the courts of the State of Connecticut for the purposes of any legal action or proceeding arising out of this Agreement.

17.           Notices.  Any notice to the Company provided for herein will be in writing to the Company and any notice to the Grantee will be addressed to the Grantee at his or her address on file with the Company.  Except as otherwise provided herein, any written notice will be deemed to be duly given if and when delivered personally or sent by courier service, registered mail or electronic means of communication, and addressed as aforesaid.  Any party may change the address to which notices are to be given hereunder by notice to the other party as herein specified (provided that for this purpose any mailed notice will be deemed given on the third business day following deposit of the same in the mail).

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

CAS MEDICAL SYSTEMS, INC. By: /s/ Louis P. Scheps Name: Louis P. Scheps Title: Chairman of the Board

The undersigned Grantee hereby acknowledges receipt of an executed original of this Agreement and accepts the Option granted hereunder, subject to the terms and conditions set forth herein.

/s/ Thomas M. Patton Thomas M. Patton